UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15d of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 21, 2010

WILMINGTON TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, Delaware	19890
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 651-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02          Results of Operations and Financial Condition.

Wilmington Trust Corporation’s (WTC’s) press release reporting its results of operations and financial condition for the first quarter of 2010 was dated April 23, 2010, is attached hereto as Exhibit 99, and is being furnished pursuant to Item 2.02 of Form 8-K.

Item 5.07          Submission of Matters to a Vote of Security Holders.

Three proposals were submitted to a vote of security holders at our annual shareholders’ meeting on April 21, 2010:

  Proposal One: Election of directors
  Proposal Two: Advisory (nonbinding) vote on executive compensation
  Proposal Three: Ratification of selection of independent registered public accounting firm

Proposal One:  Election of Directors

All nominees proposed for the Class of 2013 were elected.  Shareholders cast votes for these nominees as follows:

Nominee	For	Withheld

● R. Keith Elliott	35,134,898	14,601,151
● Gailen Krug	36,011,502	13,724,547
● Michele M. Rollins	38,294,209	11,441,840

The terms of Carolyn S. Burger, Ted T. Cecala, Donald E. Foley, Robert V.A. Harra Jr., Rex L. Mears, Robert W. Tunnell Jr., and Susan D. Whiting continued after the annual meeting.  Stacey J. Mobley and Oliver R. Sockwell retired from our Board at the annual meeting.

Proposal Two:  Advisory (nonbinding) vote on executive compensation

This proposal, required by our participation in the U.S. Treasury’s Capital Purchase Program, gave shareholders the opportunity to vote on an advisory (nonbinding) resolution to approve executive compensation as described in our 2010 proxy statement.  This resolution was approved, with shareholders casting votes as follows:

	For	Against	Abstain
Advisory (nonbinding) vote on executive compensation	42,556,595	17,220,439	2,073,789

Proposal Three:  Ratification of selection of independent registered public accounting firm

This proposal gave shareholders the opportunity to vote to ratify our selection of KPMG, LLP as our independent registered public accounting firm for 2010.  This selection was ratified, with shareholders casting votes as follows:

	For	Against	Abstain
Ratification of selection of independent registered public accounting firm	60,909,173	786,988	154,663

Item 9.01          Financial Statements and Exhibits.

            d)           Exhibits

Exhibit No.	Description

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILMINGTON TRUST CORPORATION

Date: April 23, 2010	By:	/s/	Ted T. Cecala
		Name:	Ted T. Cecala
		Title:	Chairman of the Board and Chief Executive Officer
(Authorized officer)